Exhibit 10.16

UNCONDITIONAL GUARANTY

For and in consideration of the loan by SQUARE 1 BANK (“Bank”) to Lucid, Inc. (“Borrower”), which loan is made pursuant to a Loan and Security Agreement (as amended from time to time, the “Agreement”), and acknowledging that Bank would not enter into the Agreement without the benefit of this Guaranty, the undersigned guarantor (“Guarantor”) hereby unconditionally and irrevocably guarantees the prompt and complete payment of all amounts that Borrower owes to Bank and performance by Borrower of the Agreement and any other agreements between Borrower and Bank, as amended from time to time (collectively referred to as the “Agreements”), in strict accordance with their respective terms. This Guaranty is a continuing guaranty that covers, without limitation, new debts incurred by Borrower under the Agreement or any other agreements between Borrower and bank. All terms used without definition in this Guaranty shall have the meaning assigned to them in the Agreement.

1.             If Borrower does not pay any amount or perform its obligations in strict accordance with the Agreements, Guarantor shall immediately pay all amounts due thereunder (including, without limitation, all principal, interest, and fees) and otherwise proceed to complete the same and satisfy all of Borrower’s obligations under the Agreements; provided however, that if the Borrower fulfills the Guaranty Release Conditions (as defined below), then contingent upon such fulfillment, this Guaranty shall thereafter be of no further force or effect and shall instead be null and void. “Guaranty Release Conditions” means that one of the following has occurred: (i) a Release Event (as defined in the Agreement), or (ii) Borrower has achieved an EBITDA (as defined below) of at least $1.00for six (6) consecutive months. “EBITDA” means Earnings before Tax (+) Depreciation and Amortization (+) Interest and Non-cash Expenses (+) any non-cash stock compensation expenses.

2.             If there is more than one guarantor, the obligations hereunder are joint and several, and whether or not there is more than one guarantor, the obligations hereunder are independent of the obligations of Borrower and any other person or entity, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or whether Borrower be joined in any such action or actions. Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof, to the extent permitted by law. Guarantor’s liability under this Guaranty is not conditioned or contingent upon the genuineness, validity, regularity or enforceability of the Agreements.

3.             Guarantor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of the Agreements or any part thereof; (b) take and hold security for the payment of this Guaranty or the Agreements, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Bank in its sole discretion may determine.

4.             Guarantor waives any right to require Bank to (a) proceed against Borrower, any guarantor or any other person; (b) proceed against or exhaust any security held from Borrower; or (c) pursue any other remedy in Bank’s power whatsoever. Bank may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or any security held by Bank, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor hereunder. Guarantor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Guarantor waives any setoff, defense or counterclaim that Borrower may have against Bank. Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Until all of the amounts that Borrower owes to Bank have been paid in full, Guarantor shall have no right of subrogation or reimbursement, contribution or other rights against Borrower, and Guarantor waives any right to enforce any remedy that Bank now has or may hereafter have against Borrower. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness. Guarantor assumes the responsibility for being and keeping himself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrants to Bank that it will keep so informed, and agrees that absent a request for particular information by Guarantor, Bank shall not have any duty to advise Guarantor of information known to Bank regarding such condition or any such circumstances. Guarantor waives any benefits that he has that permit a subordinating creditor to assert suretyship defenses or that give a subordinating creditor rights to require a senior creditor to marshal assets. Guarantor will not assert such a defense or right. In addition to the waivers set forth above, Guarantor expressly waives, to the extent permitted by North Carolina law, all of Guarantor’s rights under North Carolina General Statute Section 26-7 through Section 26-9, inclusive, or any similar or subsequent laws.

5.             If Borrower becomes insolvent or is adjudicated bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of the United States Bankruptcy Code, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Agreements are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower’s obligations are otherwise avoided for any reason, Guarantor agrees that Guarantor’s liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower, Guarantor, any other guarantor, or otherwise, as though such payment had not been made.

6.             Any indebtedness of Borrower now or hereafter held by Guarantor is hereby subordinated to any indebtedness of Borrower to Bank; and such indebtedness of Borrower to Guarantor shall be collected, enforced and received by Guarantor as trustee for Bank and be paid over to Bank on account of the indebtedness of Borrower to Bank but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.

7.             Guarantor agrees to pay reasonable attorneys’ fees and all other costs and expenses which may be incurred by Bank in the enforcement of this Guaranty. No terms or provisions of this Guaranty may be changed, waived, revoked or amended without Bank’s prior written consent. Should any provision of this Guaranty be determined by a court of competent jurisdiction to be unenforceable, all of the other provisions shall remain effective. This

Guaranty, together with any agreements (including without limitation any security agreements or any pledge agreements) executed in connection with this Guaranty, embodies the entire agreement among the parties hereto with respect to the matters set forth herein, and supersedes all prior agreements among the parties with respect to the matters set forth herein. No course of prior dealing among the parties, no usage of trade, and no parol or extrinsic evidence of any nature shall be used to supplement, modify or vary any of the terms hereof. There are no conditions to the full effectiveness of this Guaranty. Bank may assign this Guaranty without in any way affecting Guarantor’s liability under it. This Guaranty shall inure to the benefit of Bank and its successors and assigns. This Guaranty is in addition to the guaranties of any other guarantors and any and all other guaranties of Borrower’s indebtedness or liabilities to Bank.

8.             Guarantor represents and warrants to Bank that (i) Guarantor has taken all necessary and appropriate action to authorize the execution, delivery and performance of this Guaranty, (ii) execution, delivery and performance of this Guaranty do not conflict with or result in a breach of or constitute a default under any agreements to which Guarantor is party or by which he is bound, and (iii) this Guaranty constitutes a valid and binding obligation, enforceable against Guarantor in accordance with its terms.

9.             Guarantor covenants and agrees that Guarantor shall do all of the following:

9.1          Guarantor shall deliver to Bank all of the following information: (i) as soon as available, but in any event within 60 days after the end of each calendar year, personal financial statements of Guarantor, (ii) as soon as available each year, but in any event within 10 Business Days after they are filed, copies of Guarantor’s federal and state tax returns, and (iii) such other reports and information as Bank may reasonably request from time to time.

9.2          Guarantor shall comply with all statutes, laws, ordinances, directives, orders, and government rules and regulations to which he is subject if non-compliance with such laws could adversely affect the financial condition of Guarantor.

9.3          At any time and from time to time Guarantor shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Guaranty.

10.          This Guaranty shall be governed by the laws of the State of North Carolina, without regard to conflicts of laws principles. GUARANTOR WAIVES ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. Guarantor submits to the exclusive jurisdiction of the state and federal courts located in Durham, North Carolina for purposes of this Guaranty and the Agreements.  IF THIS JURY WAIVER IS UNENFORCEABLE FOR ANY REASON THE PARTIES WILL RESOLVE ALL DISPUTES ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN BY BINDING ARBITRATION CONDUCTED IN DURHAM COUNTY, NORTH CAROLINA IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. The arbitrator shall apply North Carolina law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this Section. The costs and expenses of the arbitration, including without limitation, the arbitrator’s fees and expert witness fees, and reasonable attorneys’ fees, incurred by the parties to the arbitration may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such costs and expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator.

11.          All payments made by Guarantor hereunder will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any governmental authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, Guarantor agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Guaranty, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein and in the Loan Documents.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of this 20th day of July, 2011.

GUARANTOR

/s/ William J. Shea
William J. Shea

WITNESSED BY:

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